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                                                                    EXHIBIT 16.1

December 19, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated December 19, 1997 of International Lottery & Totalizator Systems, Inc. and are in agreement with the statements contained in the second and third paragraphs on Page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                         Very truly yours,

                                                         /s/ Ernst & Young LLP


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